Borders Separation Release

Exhibit 10.1

PECO II, Inc.

RELEASE AND WAIVER AGREEMENT

CONCERNING MY SEPARATION FROM EMPLOYMENT

1.

I, Guy Kevin Borders, who resides at 3421 Pelham Place, Avon, OH,  44011 have agreed to accept a Separation Benefit, upon my separation from employment with PECO II, Inc. (the Company).

2.

I understand that, upon my signature, and that of a representative of the Company, this Agreement between the Company and me will govern the terms of my separation.  I understand that my employment will end effective June 30, 2009.

3.

I acknowledge that I have received all salary earned and accrued through the effective date of my separation.

4.

I understand that the Company is providing the Separation Benefit as a special benefit to me, in return for this Agreement.  I understand that the Separation Benefit is over and above what I would normally receive upon separation.  I will also be paid for unused earned vacation pay for calendar year 2009.

5.

I understand that the Separation Benefit provided under this Agreement shall be:

a.

A gross payment equivalent to $66,795.

6.

I understand that my receipt of the Separation Benefit in no way affects any right I may have to receive continued medical coverage under COBRA (the Consolidated Omnibus Budget Reconciliation Act).  I further understand that the complete terms of my release and waiver agreement, and all the terms of my separation are contained in this single Agreement.  I am relying on no information or representation concerning my separation, other than the terms set out in this Agreement.

7.

I understand that under this Agreement the final date for exercising my stock options shall be December 31, 2009.

8.

I understand that under this Agreement the Company shall give consideration to utilizing me as a consultant for tasks that can benefit from my capabilities.

9.

In consideration of the Separation Benefit, I waive and release any right that I may have to bring any claim, to litigate, or seek settlement, damages or liabilities regarding; (1) my employment with the Company or any other entity affiliated with the Company; (2) termination of employment; (3) the Company’s offer of and my acceptance of the Separation Benefit (my “Waiver”) and; (4) violation of any federal, state or local law, regulation, order or other requirement of law, breach of contract, commission of a civil wrong or otherwise by the Company.

Borders Separation Release

Exhibit 10.1

10.

My Waiver shall apply to the Company, any parent corporation of the Company, their respective affiliates, successors, and assigns, and all of their past and present employees, officers, agents, shareholders and directors, as well as all administrators, service providers, and fiduciaries (as the term fiduciary is defined under the Employee Retirement Income Security Act of 1974, as amended (ERISA), of any employee benefit plan sponsored by such persons.  None of these parties admits any liability or responsibility of any sort in connection with any matter described in this Agreement.

11.

I realize there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which I may have rights or claims.  My Waiver includes, but is not limited to claims arising under federal, state, or local laws prohibiting employment discrimination on the basis of age, race, color, national origin, gender, religion, disability, or veteran status, including but not limited to claims arising under; (1) Title VII of the Civil Rights Act of 1964, as amended, including the Equal Employment Opportunity Act of 1972; (2) the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”); (3) the Americans with Disabilities Act of 1990; (4) the National Labor Relations Act, as amended; (5) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (6) the Civil Rights Act of 1991; (7) the Worker Adjustment and Retraining Notification Act of 1988; (8) the Family and Medical Leave Act; (9) 42 U.S.C. Section 1981; (10) the Older Workers Benefit Protection Act of 1990; as amended; and (11) the Ohio Civil Rights Statute.  My Waiver extends to all such claims, even if I do not currently know or believe that a claim exists.  I intend to waive and release any rights I may have under these and other laws, and under laws of contract and tort, but I do not intend to waive nor am I waiving (A) any rights or claims that may arise under the ADEA after the date that I sign this Agreement or (B) any claim that I may have under ERISA to a vested pension benefit or (C) applicable workers compensation and unemployment benefit laws.

12.

I understand that the Company will provide me with twenty-one (21) calendar days to consider this Agreement, beginning with the date that I first received this Agreement.  During these twenty-one (21) days, I may consider whether or not to accept the Separation Benefit and to enter into this Agreement.  I understand that although I may sign this Agreement before the twenty-one (21) calendar days have elapsed, that I am under no obligation to do so.

13.

I understand that after signing this Agreement, and dating it as of my signature date, I shall have an additional seven (7) calendar days within which to revoke both this signed Agreement and my agreement to accept the Separation Benefit.  I understand that my acceptance of, and the Company’s obligation to provide the Separation Benefit shall therefore not become effective or enforceable until this seven (7) calendar day period has passed.  If I revoke this Agreement within this seven (7) calendar day period, I will give notice in writing to the Company, which I may do

Borders Separation Release

Exhibit 10.1

by mail and by fax, to the attention of Jocelyn Koozer, Director of Human Resources.

14.

I reaffirm my agreement to comply with all prior agreements with, rules and policies of, the Company concerning proprietary, confidential and/or trade secret information of the Company.  I will hold all of the Company’s confidential information in strictest secrecy and confidence.  I will not directly or indirectly, take, use or disclose (or enable anyone else to take, use or disclose) any of the Company’s confidential information.  The terms of this Agreement shall be deemed to be confidential between the parties hereto except when obligated by law.

The Company’s confidential information includes all trade secrets, proprietary and other information that was disclosed to or acquired by me during my employment that related to the business of the Company and is not generally available to the public, or generally known to the Company’s competitors.  Confidential information includes without limitation; customer lists, requirements for products and related customer information; suppliers identities and products; bid and pricing information and product discount information pertaining to original equipment and spare parts.  Confidential information also includes any techniques, processes, or combinations thereof, compilations of information, records and specifications utilized or owned by the Company, development, marketing, business methods, strategies, policies or business opportunities.

15.

I understand the Company advises me to consult with an attorney, before I sign this Agreement.

16.

I acknowledge I have read this Agreement and that I have had an opportunity to question Company benefits personnel concerning the Separation Benefit that I will receive, following my separation.  I acknowledge that my decision to sign this Agreement is voluntary, and has been made without duress or coercion.  I understand the financial and legal implications of my Waiver and my entering into this Agreement.

17.

This Agreement shall be deemed to have been made within, and shall be interpreted, construed and enforced in accordance with the laws for the State of Ohio.  This Agreement and my Waiver are binding upon me, my successors, heirs and assigns.

18.

If one or more of the provisions or terms of this Agreement shall be ruled unenforceable, the Company may elect to enforce the remainder of this Agreement, or cancel it and get back from me, my successors or assigns or otherwise, any consideration paid.

Borders Separation Release

Exhibit 10.1

Signed by the parties on the dates indicated below.

Guy Kevin Borders	/s/ GUY KEVIN BORDERS
Print Name – Guy Kevin Borders	Signature

June 29, 2009
Date of Signature

State of Ohio

:

:   SS

County of Lorain

:

On this 29th day of June 2009, before me, personally came Guy Kevin Borders, known to me to be the individual described in, and who executed the foregoing Release and Waiver and duly acknowledged to me he executed the same.

In witness whereof, I hereunto set my hand and official seal.

/s/ NANCY M. DILLON
Notary Public

Borders Separation Release

Exhibit 10.1

PECO II, Inc.

John G. Heindel	By:	/s/ JOHN G. HEINDEL
Print Name – John G. Heindel		Signature

Chairman/President/CEO/CFO
Title of Officer

July 6, 2009
Date Accepted